Grant Thornton

EXHIBIT 16.1

June 19, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Audit • Tax • Advisory

Grant Thornton LLP
101 E Kennedy Boulevard, Suite 3850
Tampa, FL 33602-5152

T 813.229.7201
F 813.223.3015
www.GrantThornton.com

Re: Superior Uniform Group, Inc.
File No. 001-05869

Dear Sir or Madam:

We have read Item 4.01(a) of Form 8-K of Superior Uniform Group, Inc. dated June 19, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP